UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 5, 2002

                      PROHEALTH MEDICAL TECHNOLOGIES, INC.
                             ----------------------

             (Exact name of registrant as specified in its charter)


           Nevada                         2 90519                 59-2262718
----------------------------            -----------          -------------------
(State or other jurisdiction            Commission              (IRS Employer
      of Incorporation)                 File Number          Identification No.)


     9255 West Sunset Blvd, Suite 805, Los Angeles, California       90069
      ----------------------------------------                    ----------
     (Address of principal executive offices)                     (Zip Code)



       Registrant's Telephone Number, including area code: 310-860-1362

         (Former name or former address, if changed since last report.)

                                    FORM 8-K

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         SEE ITEM 5.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On November 18, 2002 the Company dismissed its certifying accountant, S.W. Hatfield, CPA ("Hatfield"). Hatfield's reports on the financial statements for the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles; however, the audit report for the years ended December 31, 2001 and 2000 contained an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern. The decision to change its certifying accountant was approved by the Company's Board of Directors. During the years ended December 31, 2001 and 2000 , and the subsequent interim period through November 11, 2002 the Company has not had any disagreements with Hatfield on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. There were no reportable events, as described in Item 304(a)(1)(v) of Regulation S-K, during the Company's two most recent fiscal years (ended December 31, 2000 and from December 31, 2001 to the date of this Report.

The Company has engaged Russell Bedford Stefanou Mirchandani LLP ("Russell Bedford Stefanou Mirchandani ") as its certifying accountant as of November 1, 2002 for the Company's fiscal year ending December 31, 2002. The Company has not consulted Russell Bedford Stefanou Mirchandani previously. set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K."


ITEM 5. OTHER EVENTS.

Applied DNA Sciences, Inc.
-----------------------

Effective as of October 31, 2002, ProHealth Medical Technologies, Inc. merged its wholly owned subsidiary, Applied DNA Sciences, Inc. (ADNAS), with and into itself in a short form merger in accordance with Section 92A.180 of the Nevada Revised Statutes. The Registrant's new address is 9255 West Sunset Blvd. Suite 805, Los Angeles, California, 90069. The Registrant also effectuated a name change as part of that transaction, and its new corporate name is Applied DNA Sciences, Inc.

Glenn Little has resigned as President and Director and Matthew Blair has resigned as Secretary, Treasurer and Director. Mr. Lawrence Lee has been appointed as President and Chairman of the Board. Mr. Jaime Cardona has been appointed as the Company's new Secretary. Following are biographies of our Officers, Directors, Key Employees and Significant Consultants. For the next 90 to 120 days, such individuals shall be compensated in shares of our Common Stock, which method of compensation may be extended at the discretion of the Board.


Officers and Directors
----------------------

Larry Lee is our President and Chairman of our Board of Directors, having served in these capacities since October of 2002. He as over 20 years of technical, management, finance and marketing experience.

He has successfully been involved in the start-up of three telecommunication product lines for wireless, broadband, and multi-media applications with sales exceeding $200M. He is currently serving on the Board of Advisors for four U.S. and overseas companies: IMC, Dery Resources, Converage Plus, and DDP. He has served as VP of Marketing for NOVA International, Chief Financial Officer for Hamledu Productions, Chief Operating Officer and VP of Marketing for Kingsley, Inc.

Mr. Lee has been employed as a Sr. Scientist and Manager for Boeing, Hughes, and GM Electronics. He was recently selected by Boeing Satellite Systems, as one of 15 individuals worldwide, to address the company's profitability and quality issues globally. He has also served as the Sr. Project manger for the General Motor's automation program. This division successfully showcased an integrated logistical data network and software system for the company.

Mr. Lee has taught engineering courses at California State University. There he received numerous Technical Excellent Awards and published various technical publications. He holds a Bachelors of Science degree in Biomedical Engineering from Virginia Tech and has a Master of Sciences in Computer/Electrical Engineering from California State University. He has also completed business executive training at UCLA.

Jaime Cardona is our Company's Secretary, having served in this capacity since October of 2002. He has extensive experience in management and public relations with exceptionally strong ties to the fashion and textile industries. Prior to joining the Applied DNA Sciences team, from 1998 through October of 2002, he was a General Partner at Phazon, Inc., a multimedia company in North America, specializing in digital technology. Jaime was employed as an assistant to Mr. Gianni Versace, founder and world-renowned designer of Versace, Spa from 1992-1997. As Mr. Versace's executive assistant, he was responsible for media planning and event coordination. He created and organized events for the premier of the Versace Line in New York City, as well as events for celebrities such as Madonna, Elton John, Gloria Estefan, Sylvester Stallone and Donald Trump. In addition, during the period of 1995 through 1998, Jaime founded and operated South Beach Web, Inc. Jaime worked in the management and marketing for a number of private entities in Florida. His professional career has allowed him to build strong relationships with influential business representatives globally.

Mr. Cardona holds dual Associate Degrees in Architecture and in Computer Science from Miami Community College.


Key Employees
-------------

Rick Langley is our Vice President of Public Relations and Corporate Development, serving as such since October of 2002. He has 15 years of training and expertise in mergers and acquisitions, product licensing and distribution, contract negotiations, and business development.

He is currently the President of Langley Investment Advisory Group, Inc. and Global Business Partners, Inc. These companies provide international business and consulting services to private and public companies globally.

Mr. Langley was also the Executive Producer and Founder of Harvey Productions, Inc., which created, produced, and distributed an international financial talk show, "The Global Investors Report." This show was distributed on CNBC and other prominent networks in the United States and Europe. He also co-founded an investment information web site that was sold to a public company in 1999. During his management, the site grew to well over 2,000,000 global members.

Mr. Langley was founder and President of Remediation Technologies Group, Inc., which was sold to a Public Company in 1995. Early in his professional career, he served as VP of Bachus and Stratton Securities, Inc... He opened their foreign offices and worked with the company in product development and distribution.

Mr. Langley attended Nova Law School in Ft. Lauderdale, Florida, and graduated from the University of Florida with majors and minors in pre-law, criminal justice and English.


Larry Bocock is our Vice President of Operations, having served as such since November of 2002. has over 25 years of technical and management experience.

He is currently the founder and owner of TESTWAYS Company, Inc. of Torrance, California. The company has been in business for over 22 years and provides engineering and consulting services to the commercial and military aerospace industry in the areas of design and manufacturing. A TESTWAYS subsidiary, "COMPUTERS & ME", has been developing and implementing computer applications courses as well as marketing, training, and teaching in the public and private sectors for the past 8 years.

Mr. Bocock is also the President of LEA International, a warehouse company, and LAWREN International, a distribution company, in Central America. These firms provide products in the cosmetic and heath industries. He holds a BSEE and has held a position as Scientist in a major aerospace firm.


Jerry W. Howe is our Vice president of Investigation and Enforcement. He joined the Company in November of 2002.

Mr. Howe has lifelong expertise in the areas of security and investigations. After serving as a Smokejumper for the U.S. Forest Service, Jerry Howe enlisted in the U.S. Army and was given a Direct Commission in the U.S. Army Security Agency. Mr. Howe then pursued a 26-year career as a Special Agent of the FBI. As a Special Agent, he received 25 commendations, including three sustained superior performance awards.

After retiring from the FBI, he founded Pacific Rim Investigations, a highly reputed investigative agency that specialized in anti-counterfeiting taskforce operations, primarily for members of the International Anti-counterfeiting Committee.

Mr.  Howe  is  currently  the  President  and  founder  of  Gobi   International
Investigations, Inc. in Scottsdale, Arizona.

He received a B.S. in Criminology from the University of Iowa. He is an Honors graduate of the Defense Language Institute, West Coast Branch, in Monterey, CA in Chinese Cantonese and received an M.A. in South East Asian Studies from the California Institute of Asian Studies in San Francisco.

Kristin Gabriel is our Vice President of Public Relations, serving as such since November of 2002. She has 20 years of experience in marketing communications, public relations, and promotional events. Most recently, she has a solid record of accomplishment building relationships in the technology sector. Her expertise includes strategic planning for a wide range of product and service categories including manufacturing, entertainment, retail, the arts, fashion/beauty, travel/hospitality, food products, health care, medical, real estate, finance, automotive, consumer products/services, and the senior market.

A seasoned executive, Gabriel consults with Boards and Executive Management teams devising companies' strategic marketing and communications plans for short and long-term business goals, and devising and implementing tactics to disseminate corporate, investor, product, marketing, and trade show news. She develops IR-PR strategic plans to assist in a company's higher stock valuation.

Gabriel is often responsible for new business acquisition, building teams, managing budgets, and day-to-day office operations. She is also involved with media relations instigating trade, consumer, financial and business print, broadcast and online coverage for product and corporate news, special events and pre-IPO, M&A and liquidity events. Her expertise includes crisis communications.

During her career, Gabriel has served in Executive Management positions with leading corporations, and advertising and public relations firms in St. Louis, New York and Los Angeles, including: Symantec Corporation, CyberMedia; MetaCreations software; Influence Communications, LLC, N.W. Ayer International; William Esty; The Rowland Company; and Daniel J. Edelman, working on accounts such as Norton AntiVirus and Utilities products, Goodyear Tires, Chesebrough-Pond's, Merle Norman Cosmetics, MJB Coffee, Princess Cruises and American Honda Motor Company. She is a professional member of the Independent Writers of Southern California (IWOSC) and a certified Public Information Officer for The American Red Cross.

Significant Consultants
-----------------------

Stephen Rossetti serves as our special Washington D.C. consultant, serving as such since November of 2002. He has extensive experience at federal levels both in the legislative and executive branches of government.

He spent 10 years on the staff of the House Armed Services Committee working with readiness and infrastructure issues including special operations forces, National Guard and Reserve preparedness, chemical and biological weapons preparedness and response, and missions other than war, such as counter-drug and counter-terror. He was instrumental in crafting major legislation on national security matters.

Following service on the committee, Mr. Rossetti moved to the Office of the Secretary of Defense where he was charged with business process reform. He has broad experience in interagency policy development and federal financing and legislative processes.

Mr. Rossetti is President of Markquest, a Washington D.C. based consulting practice with emphasis on national security and technology issues.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

Applied DNA Sciences, Inc. (formerly ProHealth Medical Technologies, Inc.) will be filing its financial statements by amendment within 60 days, as permitted by the instructions of this Form 8-K, Item 7. (a)(4).

         Exhibit Index

         2.2 Articles of Merger of ProHealth Medical Technologies, Inc. (parent) and Applied DNA Sciences, Inc. (subsidiary).


         10.1     Indemnity Agreement between the Company and Lawrence Lee

         10.2     Indemnity Agreement between the Company and Jaime Cardona

         16.1 Former Accountant's Response Letter (S.W. Hatfield, CPA)


                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           APPLIED DNA SCIENCES, INC.
                                 (formerly PROHEALTH MEDICAL TECHNOLOGIES, INC.)

                                           /s/ Lawrence Lee
                                          ------------------------------
                                             Lawrence Lee, President